EXHIBIT 21.    SUBSIDIARIES OF THE REGISTRANT

The Corporation or one of its wholly-owned subsidiaries beneficially owns 100% of the outstanding capital stock, voting securities and ownership interests of each of the corporations and limited partnerships listed below and all of the common securities of First Hawaiian Capital I. The Corporation is indirectly the sole general partner of First Hawaiian Center Limited Partnership.



                                                     STATE OR OTHER
                                                     JURISDICTION OF
                   NAME                               INCORPORATION
                   ----                              ---------------
First Hawaiian Bank                                      Hawaii
    First Hawaiian Overseas Corporation                  Hawaii
    FIH International, Inc.                              Hawaii
    American Security Properties, Inc.                   Hawaii
    Real Estate Delivery, Inc.                           Hawaii
    FH Center, Inc.                                      Hawaii
    FHB Mortgage Company, Inc.                           Hawaii
    FHB Properties, Inc.                                 Hawaii
        First Hawaiian Center, L.P.                      Hawaii
    Pacific One Dealer Center, Inc.                      Hawaii
    OMP, Inc.                                            Hawaii
    2200 Main, Inc.                                      Hawaii
    The Bankers Club, Inc.                               Hawaii
    Center Club, Inc.                                    Hawaii
    First Hawaiian Leasing, Inc.                         Hawaii
    First Hawaiian Insurance, Inc.                       Hawaii

First Hawaiian Creditcorp, Inc.                          Hawaii
    Pacific One Creditcorp, Inc.                         Hawaii

FHL Lease Holding Company, Inc.                          Hawaii
    FHL SPC One, Inc.                                    Hawaii

FHI International, Inc.                                  Hawaii

Pacific One Bank                                         Oregon

First Hawaiian Capital I                                 Delaware


All subsidiaries were included in the consolidated financial statements of the Corporation.